EXHIBIT 3.1

CERTIFICATE OF FORMATION

CERTIFICATE OF FORMATION
OF
ALLEGHENY ENERGY SUPPLY DEVELOPMENT SERVICES, LLC

          1.     The name of the limited liability company is ALLEGHENY ENERGY SUPPLY DEVELOPMENT SERVICES, LLC.

          2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ALLEGHENY ENERGY SUPPLY DEVELOPMENT SERVICES, LLC this 11th day of October , 2001.

                                             Member:

                                             ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                                             a Delaware limited liability company

                                             By:   /s/ Michael P.Morrell

                                             Name:   Michael P. Morrell

                                             Title:     President